UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 20, 2020
Date of Report (Date of earliest event reported)
__________________________________________
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan	001-15141	38-0837640
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

855 East Main Avenue
Zeeland, MI 49464
(Address of principal executive offices and zip code)
(616) 654-3000
(Registrant's telephone number, including area code)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MLHR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On May 20, 2020, Herman Miller, inc. (the "Company") entered into a third amendment to its existing Private Shelf Agreement, dated December 14, 2010, as amended (together with the third amendment, the "Agreement"), between the Company and PGIM, Inc. (formerly known as Prudential Investment Management, Inc.) and certain of its affiliates (collectively, “Prudential”). The Agreement provides for a $150,000,000 revolving facility, which includes $50,000,000 of outstanding existing unsecured senior notes that are due on March 1, 2021 (the "Existing Notes") and an additional $50,000,000 aggregate principal amount of unsecured senior notes issued on May 20, 2020 (the "2020 Notes"). The 2020 Notes are due on May 20, 2030 and bear interest at a fixed annual coupon rate of 4.95%. The Company intends to use the proceeds of the 2020 Notes for general corporate purposes and/or to refinance existing indebtedness, including the Existing Notes. The Agreement also establishes an uncommitted shelf facility (the “Facility”), under which Prudential will consider one or more requests from the Company to purchase up to an additional $50,000,000 in aggregate amount of the Company’s senior unsecured notes from time to time. The interest rate on any future notes issued under the Facility will be based on the benchmark Treasury rate corresponding to the weighted average life of the notes, plus a spread as determined by Prudential. The Facility will expire on May 20, 2023.

SIGNATURE
        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	May 21, 2020	HERMAN MILLER, INC.
(Registrant)
		By:	/s/ Kevin J. Veltman Kevin J. Veltman
Vice President of Investor Relations & Treasurer (Duly Authorized Signatory for Registrant)